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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2008

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                           MACC Private Equities Inc.
             (Exact name of registrant as specified in its charter)

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           Delaware                         0-24412              42-1421406
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

       101 Second Street SE, Suite 800
              Cedar Rapids, Iowa                                  52401
       (Address of principal executive                         (Zip Code)
                   offices)

       Registrant's telephone number, including area code: (319) 363-8249
                                       N/A
         (Former name or former address, if changed since last report.)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)
|_|  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
          Appointment of Principal Officers.

     Effective January 16, 2008, Ms. Jasja Kotterman resigned as a member of the
Board of Directors (the "Board") of MACC Private  Equities Inc. (the "Company").
Ms.  Kotterman's  resignation  is due to her  current  position in Hong Kong and heavy travel  schedule and not due to any  disagreement  with the Company or the
Board.

     Effective  January  16,  2008,  the Board  elected Mr.  James.  W. Eiler to replace  Ms.  Kotterman  on the  Board  and to join  the  Audit  Committee,  the
Investment and Valuation Committee,  and the Corporate Governance and Nominating
Committee.  Mr. Eiler is the current Principal of Eiler Capital Advisors, and he previously served as Managing Director of First National  Investments,  Managing
Partner of Cybus Capital  Markets,  Inc.,  Senior Vice  President - Agricultural
Financial  Services  of John  Deere  Credit,  President  and CEO of Farm  Credit
Leasing, and Vice President and CFO of Agribank, FCB.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date: January 21, 2008

                                       MACC PRIVATE EQUITIES INC.

                                       By: /s/ David R. Schroder
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                                            David R. Schroder
                                            President and Secretary